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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

PHARMACOPEIA DRUG DISCOVERY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	51-0418085 (I.R.S. Employer Identification No.)
P.O. Box 5350, Princeton, NJ (Address of principal executive offices)	08543-5350 (Zip Code)
Registrant's telephone number, including area code: 609-452-3600

Securities to be registered pursuant to Section 12(b) of the Act: NONE

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $.01 per share
(Title of class)

PHARMACOPEIA DRUG DISCOVERY, INC. ("PDD")

I.
INFORMATION INCLUDED IN INFORMATION STATEMENT AND
INCORPORATED IN FORM 10 BY REFERENCE

CROSS REFERENCE SHEET BETWEEN INFORMATION STATEMENT
AND ITEMS OF FORM 10

        Our information statement may be found as Exhibit 99.1 to this Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the information statement.

Item No.	Caption	Location in Information Statement
1.	Business	"Business"; "Summary—Summary Selected Historical Financial Information"; "Risk Factors"
2.	Financial Information	"Summary—Summary Selected Historical Financial Information"; "Management's Discussion and Analysis of Financial Condition and Results of Operations"; "Forward-Looking Statements" and "Risk Factors"
3.	Properties	"Business—Properties"
4.	Security Ownership of Certain Beneficial Owners and Management	"Security Ownership of Certain Beneficial Owners and Management"
5.	Directors and Executive Officers	"Management"
6.	Executive Compensation	"Management—Executive Compensation"
7.	Certain Relationships and Related Transactions	"Certain Relationships and Related Transactions"; "Relationship Between Pharmacopeia and PDD After the Distribution"
8.	Legal Proceedings	"Business—Legal Proceedings"
9.	Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters	"The Distribution—Approval and Trading of the Shares of PDD Common Stock"; "Risk Factors"
10.	Recent Sales of Unregistered Securities	None.
11.	Description of Registrant's Securities to be Registered	"Description of Capital Stock"
12.	Indemnification of Directors and Officers	"Liability and Indemnification of Directors and Officers"
13.	Financial Statements and Supplementary Data	"Summary—Summary Selected Historical Financial Information"; "Selected Historical Financial Data"
14.	Changes in and Disagreements with Accountants and Accounting and Financial Disclosure	None.
15.	Financial Statements and Exhibits	"Index to Combined Financial Statements"
II.
INFORMATION NOT INCLUDED IN INFORMATION STATEMENT

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES.

        None.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS AND ACCOUNTING AND FINANCIAL DISCLOSURE.

        None.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS.

  (b)
  Exhibits

EXHIBIT NO.	DESCRIPTION
2.1	Form of Master Separation and Distribution Agreement*
3.1	Form of Amended and Restated Certificate of Incorporation*
3.2	Form of Amended and Restated Bylaws*
4.1	Form of Specimen Certificate for Pharmacopeia Drug Discovery, Inc. Common Stock*
10.1	Form of Transition Services Agreement*
10.2	Form of Tax Sharing and Indemnification Agreement*
10.3	Form of Employee Matters Agreement*
10.4	Form of Cross-License Agreement*
10.5	Form of Pharmacopeia Drug Discovery, Inc. 2004 Stock Incentive Plan*
10.6	Form of Rights Agreement*
10.7	Collaboration and License Agreement, dated as of July 9, 2003 and effective August 8, 2003, between Pharmacopeia, Inc. and Schering- Plough Ltd. (incorporated by reference to Exhibit 10.32 to Pharmacopeia, Inc.'s Report on Form 10-Q for the quarter ended September 30, 2003).**
10.8	Collaboration and License Agreement, dated as of July 9, 2003 and effective August 8, 2003, between Pharmacopeia, Inc. and Schering Corporation (incorporated by reference to Exhibit 10.33 to Pharmacopeia, Inc.'s Report on Form 10-Q for the quarter ended September 30, 2003).**
10.9	Collaboration and License Agreement dated February 25, 2002 between Pharmacopeia, Inc. and N.V. Organon (incorporated by reference to Exhibit 10.28 to Pharmacopeia, Inc.'s Report on Form 10-K for the year ended December 31, 2001).**
10.10	Lease, dated August 20, 2003, between Pharmacopeia, Inc. and Eastpark at 8A (Building 1000) (incorporated by reference to Exhibit 10.35 to Pharmacopeia, Inc.'s Report on Form 10-Q for the quarter ended September 30, 2003).
10.11	Lease, dated August 20, 2003, between Pharmacopeia, Inc. and Eastpark at 8A (Building 3000) (incorporated by reference to Exhibit 10.36 to Pharmacopeia, Inc.'s Report on Form 10-Q for the quarter ended September 30, 2003).
10.12	Lease Agreement, dated May 1, 1999, between Pharmacopeia, Inc. and South Brunswick Rental I, LTD (incorporated by reference to Exhibit 10.49 to Pharmacopeia, Inc.'s Report on Form 10-Q for the quarter ended June 30, 1999).
10.13	License Agreement, dated as of October 6, 1995, among Pharmacopeia, Inc., the Trustees of Columbia University in the City of New York and Cold Spring Harbor Laboratory (incorporated by Reference to Exhibit 10.10 to the Pharmacopeia Inc.'s Registration Statement on Form S-1 (Reg. No. 33-98246)).+
10.14	Consulting Agreement, dated March 1993, between Pharmacopeia, Inc. and Paul A. Bartlett, with letter of automatic renewal, dated March 27, 2003.***
99.1	Information Statement***

*
To be filed.
**
Pharmacopeia, Inc. has requested confidential treatment of certain provisions of this exhibit.
***
Filed herewith.
+
Pharmacopeia, Inc. has been granted confidential treatment of certain provisions of this exhibit.

SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

PHARMACOPEIA DRUG DISCOVERY, INC.
By:
/s/ JOSEPH A. MOLLICA, PH.D. Name: Joseph A. Mollica, Ph.D. Title: President and Chief Executive Officer

Date: March 23, 2003

EXHIBIT INDEX

        The following documents are filed as exhibits hereto:

EXHIBIT NO.	DESCRIPTION
2.1	Form of Master Separation and Distribution Agreement*
3.1	Form of Amended and Restated Certificate of Incorporation*
3.2	Form of Amended and Restated Bylaws*
4.1	Form of Specimen Certificate for Pharmacopeia Drug Discovery, Inc. Common Stock*
10.1	Form of Transition Services Agreement*
10.2	Form of Tax Sharing and Indemnification Agreement*
10.3	Form of Employee Matters Agreement*
10.4	Form of Cross-License Agreement*
10.5	Form of Pharmacopeia Drug Discovery, Inc. 2004 Stock Incentive Plan*
10.6	Form of Rights Agreement*
10.7	Collaboration and License Agreement, dated as of July 9, 2003 and effective August 8, 2003, between Pharmacopeia, Inc. and Schering- Plough Ltd. (incorporated by reference to Exhibit 10.32 to Pharmacopeia, Inc.'s Report on Form 10-Q for the quarter ended September 30, 2003).**
10.8	Collaboration and License Agreement, dated as of July 9, 2003 and effective August 8, 2003, between Pharmacopeia, Inc. and Schering Corporation (incorporated by reference to Exhibit 10.33 to Pharmacopeia, Inc.'s Report on Form 10-Q for the quarter ended September 30, 2003).**
10.9	Collaboration and License Agreement dated February 25, 2002 between Pharmacopeia, Inc. and N.V. Organon (incorporated by reference to Exhibit 10.28 to Pharmacopeia, Inc.'s Report on Form 10-K for the year ended December 31, 2001).**
10.10	Lease, dated August 20, 2003, between Pharmacopeia, Inc. and Eastpark at 8A (Building 1000) (incorporated by reference to Exhibit 10.35 to Pharmacopeia, Inc.'s Report on Form 10-Q for the quarter ended September 30, 2003).
10.11	Lease, dated August 20, 2003, between Pharmacopeia, Inc. and Eastpark at 8A (Building 3000) (incorporated by reference to Exhibit 10.36 to Pharmacopeia, Inc.'s Report on Form 10-Q for the quarter ended September 30, 2003).
10.12	Lease Agreement, dated May 1, 1999, between Pharmacopeia, Inc. and South Brunswick Rental I, LTD (incorporated by reference to Exhibit 10.49 to Pharmacopeia, Inc.'s Report on Form 10-Q for the quarter ended June 30, 1999).
10.13	License Agreement, dated as of October 6, 1995, among Pharmacopeia, Inc., the Trustees of Columbia University in the City of New York and Cold Spring Harbor Laboratory (incorporated by Reference to Exhibit 10.10 to the Pharmacopeia Inc.'s Registration Statement on Form S-1 (Reg. No. 33-98246)).+
10.14	Consulting Agreement, dated March 1993, between Pharmacopeia, Inc. and Paul A. Bartlett, with letter of automatic renewal, dated March 27, 2003.***
99.1	Information Statement***

*
To be filed.
**
Pharmacopeia, Inc. has requested confidential treatment of certain provisions of this exhibit.
***
Filed herewith.
+
Pharmacopeia, Inc. has been granted confidential treatment of certain provisions of this exhibit.

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INFORMATION INCLUDED IN INFORMATION STATEMENT AND INCORPORATED IN FORM 10 BY REFERENCE
INFORMATION NOT INCLUDED IN INFORMATION STATEMENT
  ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES.
  ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS AND ACCOUNTING AND FINANCIAL DISCLOSURE.
  ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
EXHIBIT INDEX